Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME FOR THE YEAR ENDED SEPTEMBER 30, 2012

The following Unaudited Pro Forma Condensed Combined Statement of Income of UGI Corporation and subsidiaries (“UGI”) for the year ended September 30, 2012 has been prepared to give effect as of October 1, 2011 to the January 12, 2012 acquisition by UGI’s consolidated, less than majority-owned, subsidiary, AmeriGas Partners, L.P. (“AmeriGas Partners”), of substantially all of the retail propane distribution businesses of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), comprising the operations of Heritage Operating, L.P. (“HOLP”) and Titan Energy Partners, L.P. (“Titan,” and, together with HOLP, “Heritage Propane”) and their respective general partners and subsidiaries, pursuant to a Contribution and Redemption Agreement, as amended (the “Contribution Agreement”), between ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership and general partner of ETP (“ETP GP”), and Heritage ETC, L.P., a Delaware limited partnership (the “Heritage Contributor”), in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” UGI’s wholly owned second-tier subsidiary AmeriGas Propane, Inc. serves as the general partner of AmeriGas Partners and its operating subsidiary, AmeriGas Propane L.P. The acquisition of Heritage Propane is referred to herein as the “Heritage Acquisition.” In accordance with the Contribution Agreement, AmeriGas Partners acquired the partner interests in HOLP and Titan and their respective general partner interests and subsidiaries in exchange for 29,567,362 AmeriGas Partners common units and a cash distribution to ETP of approximately $1.47 billion (after adjustments in accordance with the Contribution Agreement for working capital, cash and the amount of indebtedness of HOLP outstanding, and certain excess proceeds resulting from ETP’s sale of HOLP’s former cylinder exchange business). AmeriGas Partners financed the cash distribution with the proceeds from the issuance of $1.55 billion face amount of senior notes issued by AmeriGas Partners’ finance subsidiaries, AmeriGas Finance, LLC and AmeriGas Finance Corp., which are unconditionally guaranteed by AmeriGas Partners.

The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended September 30, 2012 does not purport to represent what the results of operations of UGI would have been if the Heritage Acquisition had occurred on October 1, 2011, nor does it purport to project the results of operations of UGI for any future period.

The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended September 30, 2012 was prepared by combining UGI’s audited Consolidated Statement of Income for the year ended September 30, 2012 with HOLP and Titan’s unaudited statement of operations data for the three months ended December 31, 2011 and statement of operations data for the period from January 1, 2012 to January 11, 2012 (the “Stub Period”), to give effect to the Heritage Acquisition as though it had occurred on October 1, 2011. The pro forma adjustments only give effect to events that are (1) directly attributable to the Heritage Acquisition; (2) factually supportable; and (3) expected to have a continuing effect on the combined results. The Unaudited Pro Forma Condensed Combined Statement of Income does not give effect to any potential cost savings or other operating efficiencies from the integration of Heritage Propane with the operations of AmeriGas Partners relating to the period prior to the Heritage Acquisition. UGI’s historical amounts for the year ended September 30, 2012 were derived from the audited financial statements included in the Annual Report on Form 10-K filed by UGI on November 21, 2012 with the U.S. Securities and Exchange Commission (“SEC”).

The unaudited statement of operations data of HOLP and Titan for the three months ended December 31, 2011 was derived from data in the HOLP and Titan Audited Combined Statement of Operations and Comprehensive Income for the year ended December 31, 2011 included elsewhere in this report on Form 8-K and excluding data in the HOLP and Titan Unaudited Combined Statement of Operations for the nine months ended September 30, 2011.

The unaudited statement of operations data of HOLP and Titan for the Stub Period was derived from data in internal financial reports for HOLP and Titan.

You should read the following Unaudited Pro Forma Condensed Combined Statement of Income in conjunction with the combined statements of HOLP and Titan, included in this Form 8-K, along with UGI’s financial statements and accompanying notes included in its prior SEC filings.

UGI CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

YEAR ENDED SEPTEMBER 30, 2012

(MILLIONS OF DOLLARS)

	Historical UGI Corporation (2)	Combined Heritage and Titan for the period October 1, 2011 through December 31, 2011 (2)	Combined Heritage and Titan for the period January 1, 2012 through January 11, 2012 (2)	Reclassifications (3)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Utilities	$882.5	$—	$—	$—	$—		$882.5
Non-utility	5,636.7	432.9	69.3	—	—		6,138.9

	6,519.2	432.9	69.3	—	—		7,021.4
Costs and expenses:
Cost of sales (excluding depreciation shown below):
Utilities	459.1	—	—	—	—		459.1
Non-utility	3,652.1	260.9	44.0	—	—		3,957.0
Operating and administrative expenses	1,591.7	101.0	13.0	—	(5.3	)(4)	1,700.4
Utility taxes other than income	17.3	—	—	—	—		17.3
Depreciation and amortization	316.0	20.8	2.1	—	3.3	(5)	342.2
Other income, net	(38.3)	—	—	1.0	—		(37.3)

	5,997.9	382.7	59.1	1.0	(2.0)		6,438.7

Operating income	521.3	50.2	10.2	(1.0)	2.0		582.7
Loss from equity investees	(0.3)						(0.3)
Loss on extinguishments of debt	(13.3)	—					(13.3)
Gains (losses) on disposals of assets	—	0.3	(1.7)	1.4	—		—
Other income, net	—	0.4	—	(0.4)	—		—
Interest expense	(221.5)	(1.8)	(0.2)	—	(30.8	)(6)	(254.3)

Income before income taxes	286.2	49.1	8.3	(0.0)	(28.8)		314.8
Income tax expense	(99.6)	(2.8)	(0.2)	—	(0.1	)(7)	(102.7)

Net income	186.6	46.3	8.1	(0.0)	(28.9)		212.1
Less: net income attributable to noncontrolling interests, principally AmeriGas Partners	12.8	—		—	(25.5	)(8)	(12.7)

Net income attributable to UGI Corporation	$199.4	$46.3	$8.1	$(0.0)	$(54.4)		$199.4

Earnings per common share attributable to UGI Corporation stockholders
Basic	$1.77						$1.77

Diluted	$1.76						$1.76

Average common shares outstanding (thousands):
Basic	112,581						112,581

Diluted	113,432						113,432

See accompanying notes to unaudited proforma condensed combined statement of income for the year ended September 30, 2012.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME FOR THE YEAR ENDED SEPTEMBER 30, 2012

(dollars in millions)

Note 1. The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended September 30, 2012 of UGI Corporation and subsidiaries (“UGI”) has been prepared to give effect as of October 1, 2011 to the January 12, 2012 (the “Acquisition Date”) acquisition by UGI’s consolidated, less than majority-owned, subsidiary, AmeriGas Partners, L.P. (“AmeriGas Partners”), of substantially all of the retail propane distribution businesses of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”). ETP’s retail propane distribution business comprised substantially all of the operations of Heritage Operating, L.P. (“HOLP”) and Titan Energy Partners, L.P. (“Titan,” and, together with HOLP, “Heritage Propane”) and their respective general partners and subsidiaries, pursuant to a Contribution and Redemption Agreement, as amended (the “Contribution Agreement”), between ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership and general partner of ETP, and Heritage ETC, L.P., a Delaware limited partnership (the “Heritage Contributor”), in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” UGI’s wholly owned second-tier subsidiary AmeriGas Propane, Inc. serves as the general partner of AmeriGas Partners and its operating subsidiary, AmeriGas Propane L.P. The acquisition of Heritage Propane is referred to herein as the “Heritage Acquisition.” In accordance with the Contribution Agreement, AmeriGas Partners acquired the partner interests in HOLP and Titan and their related general partners and subsidiaries in exchange for 29,567,362 AmeriGas Partners Common Units and a cash distribution to ETP of $1,472 after adjustments in accordance with the Contribution Agreement for working capital, cash and the amount of indebtedness of HOLP outstanding, and certain excess proceeds resulting from ETP’s sale of HOLP’s former cylinder exchange business (“HPX”). It has been assumed for purposes of the Unaudited Pro Forma Condensed Combined Statement of Income that the Heritage Acquisition occurred on October 1, 2011.

In addition, prior to the consummation of the Heritage Acquisition, HOLP transferred its interests in the net assets of HOLP’s HPX to Heritage Express Propane, LLC (“HEP”), an indirect wholly owned subsidiary of ETP. References to Heritage Propane herein exclude the HPX business. AmeriGas Partners financed the cash distribution to ETP in connection with the Heritage Acquisition with proceeds from the issuance of $550 face value of 6.75% senior notes due 2020 and $1,000 face value of 7.00% senior notes due 2022 issued by AmeriGas Partners’ finance subsidiaries, AmeriGas Finance, LLC and AmeriGas Finance Corp., and unconditionally guaranteed by AmeriGas Partners (“AmeriGas Partners Senior Notes”).

The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended September 30, 2012 does not include any adjustments to give effect to any potential cost savings or operational efficiencies from the Heritage Acquisition relating to periods prior to the Heritage Acquisition. The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended September 30, 2012 is not necessarily indicative of the operating results that would have occurred had the Heritage Acquisition been completed on October 1, 2011, nor is it necessarily indicative of future operating results. The Unaudited Pro Forma Condensed Combined Statement of Income does not reflect any adjustment associated with HPX because any adjustment would not be material.

Note 2. These columns represent the historical results of operations of UGI, HOLP and Titan. UGI’s consolidated statement of income for the fiscal year ended September 30, 2012 was derived from information provided in UGI’s Annual Report on Form 10-K filed with the SEC on November 21, 2012. The unaudited combined statement of operations data of HOLP and Titan for the three months ended December 31, 2011 was derived by subtracting data in the unaudited combined statement of operations of HOLP and Titan for the nine months ended September 30, 2011 from data in the audited combined statement of operations and comprehensive income of HOLP and Titan for the year ended December 31, 2011. The unaudited statement of operations data of HOLP and Titan for the period from January 1, 2012 through January 11, 2012 was derived from financial data in internal financial reports for HOLP and Titan.

Note 3. Reflects reclassifications of amounts included on HOLP and Titan’s statements of operations data to conform to UGI’s presentation.

Note 4. Reflects the removal of transaction costs associated with the Heritage Acquisition.

Note 5. Reflects pro forma adjustments to depreciation and amortization expense as follows:

Eliminate historical depreciation and amortization expense of Heritage Propane	$(22.9)
Depreciation and amortization expense:
Depreciation expense on property, plant and equipment (2 to 30 years)	17.6
Amortization expense of customer relationship and non compete intangibles (up to 15 years)	8.6

$3.3

Note 6. Reflects pro forma adjustment to interest expense as follows:

Interest on AmeriGas Partners Senior Notes	$29.9
Amortization of debt issuance costs	0.9

$30.8

The pro forma adjustment to interest expense includes interest expense from the issuance of $550 face value of 6.75% of AmeriGas Partners Senior Notes due 2020 and $1,000 face value of 7.00% AmeriGas Partners Senior Notes due 2022 and amortization of associated debt issuance costs. The pro forma adjustment to interest expense excludes the effect of fair value adjustments made to Heritage Propane long-term debt assumed as such effect is not material.

Note 7. To adjust income taxes to reflect the impact of the Heritage Acquisition.

Note 8. To adjust income attributable to noncontrolling interests as a result of the Heritage Acquisition. The pro forma adjustment to noncontrolling interests largely reflects the increase in noncontrolling interests’ share of AmeriGas Partners’ net income resulting from the issuance of 29,567,362 AmeriGas Partners Common Units to fund a portion of the Heritage Acquisition purchase price. The effective ownership percentage in AmeriGas Partners of noncontrolling interests increased to approximately 71% after the Heritage Acquisition compared to approximately 56% immediately prior to the Heritage Acquisition.

4